UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 27, 2012
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 NW 14 Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

21ST CENTURY HOLDING COMPANY
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 21, 2012, Federated National Insurance Company (“FNIC”), a wholly owned subsidiary of Federated National Holding Company (the “Company”), received a Notice of 2012 Assessment from the Florida Insurance Guaranty Association, Inc. (“FIGA”).  All admitted carriers in Florida that transact the statutorily covered lines of business are required to become members of FIGA, which was formed to provide a mechanism for the payment of covered claims in the event of the insolvency of an insurer.  The assessment, which was approved by the Florida Office of Insurance Regulation, is equal to 0.9% of each insurer’s net direct written premiums for the 2011 calendar year from categories of insurance in FIGA’s “All Other Account”   (primarily property and liability lines of business, except automobile).

FNIC’s share of this assessment will result in a pre-tax charge to operations of $813,759 in the fourth quarter of 2012, although FNIC plans to make a rate filing to enable FNIC to recover the amount of the assessment from its policyholders.

The Company’s press release dated November 27, 2012 relating to this assessment is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

(d)	Exhibits

99.1	Federated National Holding Company Press Release, dated November 27, 2012
99.2	Florida Insurance Guaranty Association, Inc. Notice of 2012 Assessment
99.3	Florida Office of Insurance Regulation signed order approving the Notice of 2012 Assessment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: November 27, 2012	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)